UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

SCANDIUM INTERNATIONAL MINING CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices)(Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 2, 2016, the Registrant issued a news release announcing that an Environmental Impact Statement (“EIS”) has been filed with the New South Wales Department of Planning and Environment (the “Department”) on Friday, April 29, 2016, in support of the planned development of the Nyngan Scandium Project. The EIS was submitted by EMC Metals Australia Pty Ltd (“EMC Australia”), the Registrant’s 80% owned Australian subsidiary. EMC Australia holds 100% of the Nyngan Scandium Project.

The EIS was prepared by R.W. Corkery & Co. Pty. Limited, on behalf of EMC Australia to support an application for Development Consent for the Nyngan Scandium Project, located approximately 20 km west-southwest of the town of Nyngan in Western NSW, Australia. The EIS is a complete document and includes a Specialist Consultants Study Compendium. The EIS will receive a compulsory adequacy review by Department staff and other relevant government agencies as a condition to formal acceptance and public availability. The EIS is expected to go on public exhibition sometime in late May or early June 2016. At that time an executive summary of the EIS will also be made available on the Registrant’s website for download.

A copy of the news release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the news release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1	News release dated May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scandium International Mining Corp.
Date	May 4, 2016	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, CFO